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                                                                   Exhibit 10.32



                             TERMINATION AGREEMENT


                 TERMINATION AGREEMENT, dated as of March 26, 1996, between RPS Realty Trust, a Massachusetts business trust (the "Trust"), and Joel M. Pashcow, the Chairman and President of the Trust ("Employee").


                                R E C I T A L S:

                 K. The Trust and Employee are parties to an Employment Agreement dated as of October 24, 1988 (the "Employment Agreement") and such agreement provides that the Trust intends to engage in the business of mortgage lending.

                 L. Under paragraph 3 of the Employment Agreement, upon the occurrence of a Business Change Event (as defined below), and provided Employee is at such time employed by the Trust, Employee may, at his option, by giving written notice to the Trust within 12 months of the occurrence of the Business Change Event, cause the Term of the Employment Agreement to terminate two months after such notice. For purposes of this Agreement and the Employment Agreement, a "Business Change Event" includes a change of the business carried on by the Trust having the effect that the Trust's business ceases to be primarily the business of mortgage lending.

                 M. Pursuant to paragraph 3 of the Employment Agreement, if Employee elects to terminate his employment with the Trust as a
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result of a Business Change Event, the Trust is obligated to pay Employee a stated amount based on his average compensation (the "Business Change Event Payment").

                 N. In 1991, the Board of Trustees of the Trust authorized the Trust to make direct and indirect equity investments in real property. Since such time, the Trust has acquired nine real properties by means of negotiated transactions with its borrowers or in connection with (or in lieu of) foreclosure, and has made only one new mortgage loan.

                 O. In 1993, the Trust announced that it intended to acquire equity interests in real properties, other than as a result of negotiated transactions with its borrowers and foreclosure. In connection therewith, during 1993 and early 1994 the Trust focused on several transactions which, if consummated, would have resulted in a significant increase in the Trust's assets invested in real properties, primarily shopping center properties.

                 P. In January 1994, the Trust sold its California mortgage loan portfolio.

                 Q. In furtherance of the Trust's efforts to focus on direct equity investments, the Trust entered into a Master Agreement, dated as of April 10, 1995 (the "Original Master Agreement"), with Ramco-Gershenson, Inc. and its affiliates named therein (collectively "Ramco") pursuant to which the Trust agreed





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to acquire through an operating partnership interests in 22 Ramco properties
(the "Ramco Transaction"). Pursuant to the Original Master Agreement, the Trust agreed that simultaneously with the closing of the Ramco Transaction or prior thereto, the Trust will dispose of its remaining mortgage loan assets or contribute such mortgage loan assets to a qualified REIT subsidiary, the stock of which will be distributed to the Trust's shareholders.

                 R. As of December 27, 1995, the Trust and Ramco entered into an Amended and Restated Master Agreement (the "Amended Master Agreement") pursuant to which the Trust and Ramco agreed on certain amended terms for the consummation of the Ramco Transaction.

                 S. The Trust and Employee agree that the closing of the transaction contemplated by the Amended Master Agreement will constitute a Business Change Event within the meaning of the Employment Agreement entitling Employee to terminate the Employment Agreement.

                 T. The Trust and Employee have agreed to terminate the Employment Agreement simultaneously with the closing of the transaction contemplated by the Amended Master Agreement upon the terms and conditions set forth herein.

                 NOW, THEREFORE, the parties intending to be legally bound hereby, agree as follows:





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                 1.       DEFINITIONS.  a.  All capitalized terms not otherwise
defined in this Agreement shall have the meanings set forth in the Employment Agreement.

                          b.  "Spin-Off Company" means Atlantic Realty Trust, a
Maryland real estate investment trust, that will succeed to ownership of the Spin-Off Company Assets pursuant to the Ramco Transaction.

                          c.  "Spin-Off Company Assets" means the Trust
mortgage loans and properties listed on Schedule 1 hereto.

                 2. TERMINATION. Subject to earlier termination as set forth in the Employment Agreement, Employee shall remain employed as Chairman and President of the Trust and all provisions of the Employment Agreement shall remain in full force and effect until the date of consummation (the "Transaction Date") of the transactions contemplated by the Amended Master Agreement (the "Ramco Transaction"). Effective upon the Transaction Date, the Employment Agreement and Employee's employment by the Trust shall, without any further action on the part of any party, be automatically terminated. From and after the termination of the Employment Agreement and Employee's employment by the Trust, neither party to the Employment Agreement shall have any liability, rights or obligations with respect to such agreement, except that, notwithstanding such termination, the Trust shall remain obligated to perform its indemnification obligations under the Employment Agreement.

                 3.       PAYMENTS IN CONNECTION WITH TERMINATION.

                          a.      On the Transaction Date, the Trust shall pay





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Employee all accrued but unpaid salary and bonuses and any unreimbursed expenses owed to Employee under the Employment Agreement through the Transaction Date, including without limitation, the Origination Bonus payable pursuant to paragraph 6 of the Employment Agreement in connection with the Trust's consummation of the Ramco Transaction. Such amount shall be paid to Employee in cash by means of certified check or wire transfer.

                          b.      In addition to the amounts payable under
Paragraph 3(b) above and in accordance with the terms of the Employment Agreement and in consideration of the termination of such agreement and Employee's employment by the Trust, on the Transaction Date the Trust shall be obligated to pay Employee an amount equal to $1,910,416 (the "Termination Payment") in full satisfaction of amounts owed to Employee under the Employment Agreement, including without limitation, the Business Change Event Payment.
The Termination Payment shall be made as follows: (i) $310,416 on the Transaction Date in cash by means of certified check or wire transfer and (ii) $1,600,000 on January 15, 1997 plus interest on such amount at the rate of 7.75% per annum from and after the Transaction Date through and including January 15, 1997 in cash by means of certified check or wire transfer. In the event the payment required by this paragraph 3(b) is not made to Employee when due, the Trust shall make the payment required by this paragraph 3(b) with interest from the date such payment was due at the rate of 12% per annum.





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                          c.      The amounts payable to Employee pursuant to
paragraph 3(b)(ii) shall be paid by the Trust in all events on or before January 15, 1997, and such payment shall not be subject to any rights of setoff or any right to interpose counterclaims or crossclaims.

                 4.       OPTION PLAN.   On the date the Ramco Transaction is
consummated, Employee shall surrender and the Trust shall cancel all share purchase options ("Stock Options") granted to Employee pursuant to the Trust's 1989 Employees' Stock Option Plan. On the date the Ramco Transaction is consummated, without any further action on the part of the Trust or Employee, all of the Stock Options shall be terminated, cancelled and have no further force and effect. Employee hereby agrees to execute, furnish and deliver, at the expense of the Trust, all such other further documents, instruments and agreements, as may be reasonably requested by the Trust in order to effect and evidence more fully the matters covered by this paragraph 4.

                 5. CONTRIBUTION TO SAVINGS PLAN. The Trust shall make a pro rata contribution to the Trust's Retirement Savings Plan for Employee's account for any portion of a year in which the Employment Agreement remains in effect.

                 6. CONTINUATION OF MEDICAL COVERAGE. Following the termination of the Employment Agreement and Employee's employment by the Trust pursuant to this Agreement and until the later of (i) the date Employee is no longer an executive officer of the Spin-Off Company and (ii) the date which is 425 days after the Transaction Date, the Trust shall, or it will cause the Spin-Off Company to,





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provide Employee with comparable medical coverage to the medical coverage
Employee is currently receiving under the Trust's health plan in existence on the date hereof.

                 7. ASSIGNMENT OF LIFE INSURANCE POLICY. On the Transaction Date, the Trust, at the Employee's election, shall assign to Employee the key man life insurance policy maintained by the Trust on Employee's life provided that Employee simultaneously reimburses the Trust for any premiums paid by the Trust on behalf of the Employee which are unearned by Employee as of such date.

                 8. EXCHANGE OF RELEASES. Upon termination of the Employment Agreement and Employee's employment by the Trust pursuant to this Agreement (i) Employee shall execute and deliver to the Trust a release, substantially in the form of Exhibit A attached hereto and (ii) the Trust shall execute and deliver to Employee a release, substantially in the form of Exhibit B attached hereto.

                 9. LEGAL FEES. The Trust shall reimburse Employee for reasonable legal fees (including reasonable disbursements) incurred by Employee in connection with this Agreement and Employee's tax planning in an amount up to a maximum of $70,000. The Trust shall make the payment within 10 days after receipt of reasonably appropriate documentation evidencing the incurrence of such legal fees.

                 10. PUBLIC ANNOUNCEMENT. Neither the Trust,on the one hand, nor Employee on the other hand, shall (and each such party shall use its reasonable efforts to cause its Affiliates, trustees, officers and employees, agents and representatives not to), issue





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any press release, make any public announcement or furnish any written statement to its employees or shareholders generally concerning the events contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of the New York Stock Exchange, Inc. (and in either such case such party shall to the extent consistent with timely compliance with such requirement consult with the other party prior to making the required release announcement or statement).

                 11. BOARD OF TRUSTEES. The termination of Employee's employment by the Trust hereunder shall not impact Employee's status as a trustee of the Trust.

                 12.      MISCELLANEOUS.

                          a.      Assignment.  This Agreement shall be binding
upon and inure to the benefit of Employee and his successors and legal representatives.

                          b.      Attorney's Fees.  In the event Employee shall
refer this Agreement to an attorney in order to enforce the provisions of paragraph 3(b), the Trust agrees to pay, in addition to all amounts due to Employee, all costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorneys fees, whether or not suit is instituted. In any action or proceeding brought by a party to enforce any provision of the Agreement (other than as set forth in paragraph 3(b)), the





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prevailing party shall be entitled to recover the reasonable costs and expenses incurred by such party in connection with that action or proceeding (including, but not limited to, attorney fees).

                          c.      Exclusive Agreement; Amendment.  This
Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the Agreement between the parties with respect thereto and cannot be changed or terminated except by a written instrument executed by the Trust and Employee.

                          d.      Termination.  The representations,
warranties, covenants and agreements of the parties as set forth in this Agreement shall automatically terminate in the event (i) the Employment Agreement is terminated pursuant to its terms on a date which precedes the termination of the Employment Agreement pursuant to the terms of this Agreement or (ii) the Transaction Date occurs after December 31, 1996.


                          e.      Additional Parties.  In the event the Trust
completes a transaction which involves the transfer of a material portion of its assets to one or more subsidiaries or controlled affiliates or the acquisition of a material amount of assets by one or more subsidiaries or controlled affiliates, the Trust will cause each such subsidiary or affiliate, except for subsidiaries or other affiliates succeeding to ownership of the Spin-Off Company Assets or third parties purchasing one or more of the Spin-Off Company Assets, to assume on a joint and several basis with the Trust and each other all obligations of the Trust hereunder. In the event the Trust completes a transfer of a material portion of its assets





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to an unrelated third party, the Trust shall prior to making a distribution to its shareholders adequately reserve for any remaining labilities under this Agreement.

                          f.      Jurisdiction.  The parties hereto irrevocably
consent to the jurisdiction of the courts of the State of New York and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Agreement. All of the parties hereby irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to any of such parties, as the case may be, to their respective addresses as follows (or to such other addresses as a party may designate as to himself or itself by notice to the other party):

                             (1)  If to Employee:

                                  Joel M. Pashcow
                                  21 Fir Drive
                                  Great Neck, New York 11024

                             (2)  If to the Trust:

                                  RPS Realty Trust
                                  747 Third Avenue
                                  New York, New York 10017

                          g.      Governing Law.  This Agreement and all
amendments hereof shall be governed by the internal law of the State of New York, without regard to conflicts of law principles thereof.





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                          IN WITNESS WHEREOF, the parties hereto have duly
executed this Agreement as of the date first above- written.


                                            RPS REALTY TRUST



                                            By: /s/ Stephen R. Blank
                                                --------------------------------
                                                Name:
                                                Title:



                                            /s/ Joel M. Pashcow
                                            ------------------------------------
                                            Joel M. Pashcow





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                                                                       EXHIBIT A
                                FORM OF RELEASE

                 Joel M. Pashcow, for himself and on behalf of his heirs, executors, administrators, successors and assigns (collectively, the "Releasor"), hereby remises, releases and forever discharges RPS Realty Trust (the "Trust") and its direct and indirect subsidiaries, shareholders, trustees, affiliates, predecessors, successors and assigns, and its present and former trustees, officers, employees, agents, attorneys and its heirs, executors, administrators, successors and assigns (collectively, the "Releasees"), and each of them, of and from any and all claims, demands, or causes of action whatsoever from the beginning of the world to the date present, whether individual, class or derivative in nature, at law or in equity, whether based on any federal, state or foreign law or right of action, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, based on the Employment Agreement dated October 24, 1988 between Releasor and the Trust (the "Employment Agreement") and Releasor's employment by the Trust and/or the Trust's predecessors (including Resources Pension Shares 1, Resources Pension Shares 2, Resources Pension Shares 3 and Integrated Resources Pension Shares 4) which any Releasor has, had or have or can, shall, or may hereafter have against the Releasees, or any of them with the exception of (i) any rights to indemnification under paragraph 13 of the Employment Agreement or contained in the Trust's Amended and Restated Declaration of Trust, Bylaws, or otherwise, (ii) any rights under the Termination Agreement dated March 26, 1996 between Releasor and





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the Trust, (iii) any rights as a beneficiary under the Trust's Retirement
Savings Plan and Section 401(k) Plan, or (iv) any rights as a third party beneficiary of certain provisions of the Amended Master Agreement including, without limitation, Section 6.8 of the Amended Master Agreement (the "Surviving Claims").

                 IN WITNESS WHEREOF, the undersigned has duly executed this release as of the ____ day of ________, 1996.



                                            ------------------------------------
                                            Joel M. Pashcow





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                                                                       EXHIBIT B

                                FORM OF RELEASE

                 RPS Realty Trust (the "Trust"), for itself and on behalf of its direct and indirect subsidiaries, shareholders, trustees, affiliates predecessors, successors and assigns, and its present and former trustees, officers, employees, agents, attorneys and its heirs, executors, administrators, successors and assigns (collectively, the "Releasor"), hereby remises, releases and forever discharges Joel M. Pashcow and his heirs, executors, administrators, successors and assigns (collectively, the "Releasee"), of and from any and all claims, demands, or causes of action whatsoever from the beginning of the world to the date present, whether individual, class or derivative in nature, at law or in equity, whether based on any federal, state or foreign law or right of action, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, arising out of or in connection with the Employment Agreement dated October 24, 1988 between Releasee and the Trust (the "Employment Agreement") and Releasee's employment by the Trust and/or the Trust's predecessors (including Resources Pension Shares 1, Resources Pension Shares 2, Resources Pension Shares 3 and Integrated Resources Pension Shares 4) which any Releasor has, had or have or can, shall, or may hereafter have against the Releasee, or any of them with the exception of any rights Releasor may have under the Termination Agreement dated March 28, 1996 between the Trust and Joel M. Pashcow (the "Surviving Claims").





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                 IN WITNESS WHEREOF, the undersigned has duly executed this
release as of the      day of         , 1996.
                  ----        --------

                                            RPS REALTY TRUST


                                            By:
                                               ---------------------------------




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                                   Schedule 1

                            Spin-Off Company Assets


Mortgage Loans

         Name of Loan                                                  Advance
         ------------                                                  -------
1-5 North Wabash Avenue                                               2,850,000
1733-53 Mass Avenue                                                   2,200,000
Mt. Morris Common Shopping Center                                     2,700,000
19 Rector Street Office Building                                      3,255,596
Hylan Plaza Shopping Center                                          25,000,000
NCR Building                                                            468,493
Branhaven Plaza Shopping Center                                       2,800,000
Copps Hill Shopping Center                                            3,563,948




         Real Property

Norgate Center, Indianapolis, Indiana
9 North Wabash Avenue, Chicago, Illinois